                         OPPENHEIMER QUEST FOR VALUE FUNDS
                     Oppenheimer Small- & Mid- Cap Value Fund

                      Establishment and Designation of Class
                   of Shares of Beneficial Interest of the Trust

      WHEREAS, by a Declaration of Trust dated March 13, 1987, as amended (the
“Declaration of Trust“), Oppenheimer Quest For Value Funds, a Massachusetts
business trust (the “Trust”), was established under the laws of the Commonwealth of Massachusetts;

      WHEREAS, pursuant to an “Establishment and Designation of Class A Shares,
Class B Shares and Class C Shares of Beneficial Interest of the Trust,” dated
September 1, 1993 the shares of beneficial interest of each series of the Trust, par value $.01 per share (the “Shares”), were divided to create three classes of
Shares designated as “Class A Shares,” “Class B Shares” and “Class C Shares;” and

      WHEREAS, pursuant to an “Establishment and Designation of Class of Shares
of Beneficial Interest of the Trust” dated November 5, 1996 and an “Establishment and Designation of Class of Shares of Beneficial Interest of the Trust” dated
March 2, 2000, a fourth class of Shares designated “Class Y” Shares was added to the series Oppenheimer Quest Opportunity Value Fund and Oppenheimer Quest
Balanced Fund, respectively; and

      WHEREAS, pursuant to an “Establishment and Designation of Class of Shares
of Beneficial Interest of the Trust,” dated February 9, 2001, a fourth class of
Shares was added to the series Oppenheimer Small- & Mid-Cap Value Fund (“the
Fund”) and a fifth class of Shares was added to the series Oppenheimer Quest
Opportunity Value Fund and Oppenheimer Quest Balanced Fund, each designated
“Class N Shares;” and

      WHEREAS, the Trustees of the Trust have determined that it is advisable to add an additional class of Shares to the Fund;

NOW THEREFORE:

      1. The Trustees of the Trust acting pursuant to Section 6.9(h) of the
         Declaration of Trust do hereby establish a fifth class of Shares of the
         Fund, to be designated “Class Y” Shares.

      2. Class Y Shares of the Fund shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price, the method of determination of net asset value, the price and the terms and manner of redemption of Class Y Shares, and the relative dividend rights of holders of Class Y Shares, shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be set forth in the currently effective prospectus and statement of additional information of the Fund, as amended from time to time, under the Securities Act of
         1933, as amended and/or the Investment Company Act of 1940, as amended.

      IN WITNESS WHEREOF, on August 19, 2005, pursuant to Section 11.3(c) of the
Declaration of Trust, the undersigned certifies that this amendment has been duly adopted by the Trustees pursuant to Section 6.9(h) of the Declaration of Trust and has been lodged among the records of the Fund.

                                    Oppenheimer Small- & Mid-Cap Value Fund

                                    /s/ Phillip S. Gillespie

                                    Phillip S. Gillespie,
                                    Assistant Secretary

      The Declaration of Trust establishing Oppenheimer Quest For Value Funds, dated March 13, 1987, as amended, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of
Massachusetts, provides that the name “Oppenheimer Quest For Value Funds” refers to the Trustees under the Declaration of Trust collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Oppenheimer Quest For Value Funds shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said
Trust but the Trust Property only shall be liable.